CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Cytosorbents Corporation for the quarter ending September 30, 2011, I, Phillip Chan, President and Chief Executive Officer of Cytosorbents Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual report of Form 10-Q for the quarter ending September 30, 2011, fairly represents in all material respects, the financial condition and results of operations of Cytosorbents Corporation

Date: November 14, 2011

CYTOSORBENTS CORPORATION

By: /s/ Phillip Chan
Phillip Chan Chief Executive Officer